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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 10, 2002


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                           Wireless WebConnect!, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                   001-10588                75-1993841
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(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)          Identification No.)


           2155 Chenault, Suite 314, Carrollton, Texas 75006
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        (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code      (214) 390-0051


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

        On April 10, 2002, the Corporation acquired 20,494,959 shares of its common stock (the "WWC Shares") from E-Home.com, Inc., a Texas corporation doing business as HomeMark ("HomeMark") pursuant to an option received by the Corporation in connection with its previously announced divestiture of its wholloy-owned subsidiary, Wireless WebConnect!, Inc., a Florida corporation. The Corporation acquired the WWC Shares in exchange for the cancellation of a promissory note in the principal amount of $20,000 payable by HomeMark to the Corporation. Prior to the exercise of this option, HomeMark had control of the Corporation through their aggregate holdings of approximately 62.5% of the voting securities of the Corporation. As a result of the exercise of this Option, Banca Del Gottardo has acquired control of the Corporation through their aggregate holdings of approximately 62% of the voting securities of the Corporation.

ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On April 10, 2002, the previously announced reverse merger agreement with HomeMark expired. The Corporation has determined not to entertain any further discussions regarding the acquisition of HomeMark at this time, although it is still the intent of the board of directors to look for an attractive reverse merger candidate.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits.

        The following is a list of exhibits filed as part of this Current Report on Form 8-K:

Exhibit No.:  Description:
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99.1          Press Release of Wireless Web Connect!, Inc. dated May 10, 2002.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WIRELESS WEBCONNECT!, INC.


Date: May 10, 2002                      By:  /s/ John J. McDonald
                                           -------------------------------
                                                 John J. McDonald
                                                 Chief Executive Officer



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                                INDEX TO EXHIBITS

99.1    Press Release of Wireless Web Connect!, Inc. dated May 10, 2002.(2)




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